EXHIBIT 16(i)

The Mentor Funds, N-1A
SA17
FYE 9/30/96

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

CLASS A SHARES                                                  Capital                      Income and                  Quality
30 Day Base Period Ended September 30, 1996       Growth        Growth         Strategy        Growth         Global     Income
-------------------------------------------       ------        --------       --------      -----------      ------     -------
a = dividends and interest earned during the
      month                                                                                   74,503.82                 140,873.31
b = expenses accrued during month                                                             24,924.84                  18,334.61
c = average dividend shares outstanding during
      the month                                                                            1,261,801.80               1,655,676.41
d = net asset value price per share on the last
      day of the month                                                                            20.33                      13.55

    Fund Yield = 2*[((a-b)/cd+1)^6-1]                                                              2.33%                      6.64%

Performance Calculation
-----------------------
Initial Investment                              1,000.00        1,000.00       1,000.00      1,000.00       1,000.00    1,000.00
Initial NAV                                        16.08           16.02          15.24         17.13          15.88       13.29
Initial Shares                                     62.19           62.42          65.62         58.38          62.97       75.24
Shares from Distribution                            7.74            1.95           0.84          3.80           3.32        5.38
End of Period NAV                                  18.47           19.36          17.96         19.16          17.86       12.91
Total Return                                       29.15%          24.63%         19.36%        19.13%         18.40%       4.09%

CLASS B SHARES                                                    Capital                     Income and                  Quality
30 Day Base Period Ended September 30, 1996       Growth          Growth       Strategy         Growth         Global     Income
-------------------------------------------       ------        --------       --------      -----------       ------     -------
a = dividends and interest earned during the
      month                                                                                   200,349.11                385,708.54
b = expenses accrued during month                                                             115,233.45                 74,089.86
c = average dividend shares outstanding during
      the month                                                                             3,393,178.18              4,526,209.55
d = net asset value price per share on the last
      day of the month                                                                             19.18                     12.93

    Fund Yield = 2*[((a-b)/cd+1)^6-1]                                                               1.57%                     6.48%


Performance Calculation
-----------------------
Initial Investment                                1,000.00        1,000.00       1,000.00      1,000.00       1,000.00    1,000.00
Initial NAV                                          16.05           15.38          15.21         17.14          15.67       13.31
Initial Shares                                       62.31           65.02          65.75         58.34          63.82       75.13
Shares from Distribution                              7.78            0.33           0.85          3.31           3.42        4.97
End of Period NAV                                    18.29           18.92          17.79         19.18          17.46       12.93
Total Return                                         28.18%          23.64%         18.48%        18.26%         17.39%       3.57%

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

CLASS A SHARES                                     Municipal           Short-
30 Day Base Period Ended September 30, 1996         Income            Duration
-------------------------------------------        ---------          --------
a = dividends and interest earned during the
      month                                         98,911.51        40,898.62
b = expenses accrued during month                   24,135.62         2,280.40
c = average dividend shares outstanding during
      the month                                  1,169,182.76       576,479.14
d = net asset value price per share on the last
      day of the month                                  15.79            12.63

    Fund Yield = 2*[((a-b)/cd+1)^6-1]                      4.91%            6.45%

Performance Calculation
-----------------------
Initial Investment                                   1,000.00         1,000.00
Initial NAV                                             14.92            12.68
Initial Shares                                          67.02            78.86
Shares from Distribution                                 3.76             4.98
End of Period NAV                                       15.04            12.50
Total Return                                             6.46%            4.80%

CLASS B SHARES                                         Municipal        Short-
30 Day Base Period Ended September 30, 1996             Income         Duration           Balanced
-------------------------------------------            ---------       ---------          --------
a = dividends and interest earned during the
      month                                         210,792.67       141,259.23           10,711.89
b = expenses accrued during month                    66,643.30       -14,367.71            1,594.06
c = average dividend shares outstanding during
      the month                                   2,488,463.60     1,994,047.00          235,896.24
d = net asset value price per share on the last
      day of the month                                   15.05            12.50               16.28

    Fund Yield = 2*[((a-b)/cd+1)^6-1]                       4.66%            7.61%               2.87%

Performance Calculation
-----------------------
Initial Investment                                    1,000.00         1,000.00            1,000.00
Initial NAV                                              14.95            12.67               14.85
Initial Shares                                           66.89            78.93               67.34
Shares from Distribution                                  3.46             4.70                5.14
End of Period NAV                                        15.05            12.50               16.28
Total Return                                              5.87%            4.53%              18.00%
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